Exhibit 10.2

(English Translation)

Supplementary Agreement

Party A: MenQ Technology Limited
Party B: Zhuhai Campus of Beijing Normal University

Party A and Party B, on the basis of complementary advantage, mutual benefit and common development, entered into this supplementary agreement, pursuant to article 8 set forth in executed Joint Establishment of Information Applied in Education Institute of Zhuhai Research College of BNU Agreement (collectively, “Original Agreement”). The articles hereof are as following:

1.“Products formed during co-operation period” (collectively, “Products”) specified in Article 8 of “Original Agreement” refers to all products researched and developed jointly by Party A and Party B, which shall be included in scope of co-operation set forth in Article 3 of “Original Agreement”.

2. Intellectual property of “Products” shall be determined by Party A and Party B pursuant to Article 7 of “Original Agreement”. However, either party shall possess usage right to product of the other party during the period of “Original Agreement”.

3. Party B exclusively authorizes Party A promote and distribute “Products” researched and developed by Party B during the period set forth in Article 2 of “Original Agreement”. Party B shall not authorize any other third party to use “Products” researched and developed by itself during such period.

4. Party B shall share 50% percentage of profits (net profits) from “Products” sold by Party A, respectively.

5. Party B shall be in charge of improvement, upgrade and maintenance in usage of software; the expenditure arouse out of which shall be borne by Party A and Party B equally, respectively.

6. This supplementary agreement shall be supplementary agreement of “Original Agreement” and be deemed equal effectiveness to “Original Agreement”. In the event of discrepancy between this supplementary agreement and “Original Agreement”, this supplementary agreement shall be deemed prevail and valid.

7. This supplementary agreement shall be made in quadruplicate and effective upon execution of such from both parties. Both parties shall hold two copies of such which are equally effective.

Party A: MenQ Technology Limited
Artificial person or Authorized trustee:

Date: 08/02/2009

Party B: Zhuhai Campus of Beijing Normal University
Artificial person or Authorized trustee:

Date: 08/02/2009